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                                                                   EXHIBIT 10.31

CONFIDENTIAL

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                          TECHNOLOGY TRANSFER AGREEMENT

                                     BETWEEN

                   FOCUS MEDIA DIGITAL INFORMATION TECHNOLOGY
                              (SHANGHAI) CO., LTD.

                                       AND

                SHANGHAI NEW FOCUS MEDIA ADVERTISEMENT CO., LTD.

                                   DATED AS OF
                                  MAY 22, 2006

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                          TECHNOLOGY TRANSFER AGREEMENT

This TECHNOLOGY TRANSFER AGREEMENT (hereinafter "this AGREEMENT") is entered by and between the following parties on May 22, 2006, in Shanghai:

(1) FOCUS MEDIA DIGITAL INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD., a company established under the law of PRC with the legal registered address: Room A72, 28F, No. 369, Jiangsu Road, Changning District, Shanghai (hereinafter the "TRANSFEROR");

(2) SHANGHAI NEW FOCUS MEDIA ADVERTISEMENT CO., LTD., a company established under the law of PRC with the legal registered address: Room 15F-30, No. 728, West Yan'an Road, Changning District, Shanghai (hereinafter the "TRANSFEREE")

WHEREAS:

The Transferor, which is a technology company, owns the multi-media CF-card technology which can be applicable to LCD advertising business. In accordance with the terms and conditions herein, the Transferor is willing to sell and the Transferee is willing to purchase such multi-media CF-card technology.

Therefore, both parties have reached the following agreement:

                      ARTICLE 1 DEFINITION AND PARAPHRASE

1.1 Unless to be otherwise interpreted by the terms or in the context herein, the following terms in this Agreement shall be interpreted to have the following meanings:

TECHNOLOGY                      Means any discovery, invention, technology,
                                data, know-how, accomplishment, technique,
                                system, software, formula, experiment result,
                                design, statistics, records, substance and/or
                                material, no matter in the form of written or
                                oral, carried by any kind of inter-medium.

CF-CARD TECHNOLOGY              Means the multi-media CF-card
                                technology applicable to LCD advertising
                                business, which is owned by the Transferor.

DOCUMENTS AND RECORDS           Means all the specifications,
                                training manuals, business records, operation
                                records and data in relation to the CF-card
                                Technology owned by the Transferor, and all
                                other relevant records, data, log, manual and
                                materials (no matter in the form of written
                                documents or computer files) and their true,
                                accurate and full duplicates.

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
TRANSFER                        ASSETS Means CF-card Technology and any
                                documents or records in relating to CF-card
                                Technology.

CLOSING DAY                     Means the first day after the effectiveness of
                                this Agreement.

RESTRICTION OF RIGHTS           Means all the pledge, mortgage, lien,
                                security rights, preemption, option or any other
                                restriction of rights or third party rights or
                                any claim of rights.

PARTIES Means the signing parties of this Agreement and their successors or assignees respectively.

CHINA                           Means People's Republic of China; and Hong Kong
                                Special Administrative District, Macau Special
                                Administrative District and Taiwan District shall be excluded only for the purpose of this Agreement.

WARRANTY Means all the representations, warranty or undertakings covered by or in relating to
                                Article 6 and Schedule I.

1.2 Unless otherwise specified in the context of this Agreement, the articles, Schedule herein shall refer to the corresponding content in this Agreement accordingly. The main body and the Schedule of herein shall constitute the whole context of this Agreement.

1.3 The captions contained herein shall be for connivance only, and in no circumstance shall such captions constitute any influence to the explanation of this Agreement.

1.4 In line with the context herein, the meaning of "Transferor" and "Transferee" shall include the Transferor and Transferee's respective successors, authorized representatives and the assignees with their consent.

                   ARTICLE 2 THE SALE OF THE TRANSFER ASSETS

2.1 Restricted by the provisions of this Agreement, the Transferor shall be the legal owner to sell the Transfer Assets to the Transferee. The Transferor guarantees that no Restriction of Rights will be found against the Transfer Assets on the Closing Day.

2.2 Except for the assets and obligations clearly specified in the Agreement, under this Agreement, the Transferee shall not be deemed to be transferred of other assets or obligations from the Transferor, nor be deemed to

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      undertake any duty or obligations in relation to such assets and obligations.

                            ARTICLE 3 CONSIDERATION

The Parties understand that the sell and purchase of the Transfer Assets under this Agreement is for the long-term interest of both of the Parties. Subject to such understanding, the Parties agree that the consideration payable by the Transferee under this Agreement shall be certain fixed fees. The Parties acknowledge that the consideration in total, which is full, non-gratuitous and made with good faith and the Transferor, undertakes that, it shall neither by virtue of any other reason, request the Transferee to pay other consideration, nor raise any kind of question or claim against consideration provided herein.

                        ARTICLE 4 CLOSING OF THE ASSETS

4.1 Pursuant to the terms and conditions of this Agreement, on the Closing Day, the Transferor shall sell the Transfer Assets to the Transferee and the Transferee shall purchase the Transfer Assets from the Transferor.

4.2 The Transfer Assets shall be deemed to be transferred to the Transferee on the Closing Day. In other words, the Transferee owns the ownership of the Transfer Assets and all other relevant operational rights, benefits and interests upon the zero-hour of the Closing Day.

4.3   On the Closing Day, the Transferor shall:

      4.3.1 Deliver the proper signed documents and/or license (if the Transferee requires), with suitable content which satisfied the Transferee, in order to prove the ownership of the Transfer Assets has been legally transferred to the Transferee.

      4.3.2 Deliver the deliverable part of the Transfer Assets (including but not limited to technical materials, data bases, all the customer's information, documents, files, records) to the Transferee.

      4.3.3 Allow the Transferee to access the Transferor's place to occupy or transfer the Transfer Assets.

                     ARTICLE 5 OBLIGATION OF THE TRANSFEROR

5.1 Under the circumstance that there is no breach to the Warranty, the Transferor shall undertake:

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      5.1.1 any indebtedness, duty and obligation on the Transfer Assets existing before and on the Closing Day raised by virtue of any restriction of rights, regardless of such obligation raised before or after the Closing Day; and

      5.1.2 any third party's claim or obligation in respect of the Transfer Assets results from any feasance or omission performed by the Transferor before or on the Closing Day.

5.2 After the Closing Day, the Transferor shall neither, in all manner, retain any copy or duplicate of the technical materials, data bases, all the customer's information, documents, files, records (hereinafter the "Technology Information") involved in the Transfer Assets, nor retain any reports, analysis, memorandum, collection, data, explanation, calculation, records or any other media (includes not only the written form, but also in the form of oral, image, softcopy or any other form) which contain, reflect such Technology Information.

                               ARTICLE 6 WARRANTY

6.1 The Transferor hereby represents warrants and undertakes to the Transferee in respect of the factuality and accuracy of the Warranty.

6.2 The Transferor hereby acknowledges that the Transferee executes this Agreement due to its believing of the Warranty under this Agreement and the Transferee executes this Agreement based on such Warranty.

6.3 The Transferor hereby warrants that at any time it shall indemnify the Transferee for and against any loss, damage, interest, cost and expense, under the circumstances that such indemnification will not restrict any rights of the Transferee or infringe any rights of claim of the Transferee based on such rights.

6.4 Each Warranty shall be separately made and independent to each other, unless clear contrarily stipulated, each Warranty shall not be restricted by other Warranty or any provision of this Agreement or be deduced from any Warranty or any provision of this Agreement.

6.5 The interest under this Article can be transferred without restriction in a whole or partially transferred by the one who enjoys the interest at the time of such transfer.

6.6 Regardless of the Closing, any Warranty and any provision of this Agreement, which are not completely performed, shall be remain effective.

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                          ARTICLE 7 DEFAULT LIABILITY

7.1 The Parties agree and confirm that, if any party (hereinafter the "DEFAULTING PARTY") breaches substantially any of the provisions herein or omits substantially to perform any of the obligations hereunder, or fails substantially to perform any of the obligations under this Agreement, such a breach or omission shall constitute a default under this Agreement (hereinafter a "DEFAULT"), then the other party of the Non-Defaulting Party ("NON-DEFAULTING PARTY") shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of the other Party's notifying the Defaulting Party in writing and requiring it to rectify the Default, then Non-Defaulting Party shall have the right at its own discretion to (1) terminate this Agreement and require the Defaulting Party to indemnify it for all the damage; or (2) request mandatory performance of the obligations of the Defaulting Party hereunder and require the Defaulting Party to indemnify it for all the damage.

7.2 Notwithstanding any other provisions herein, the validity of this Article 7 shall stand disregarding the suspension or termination of this Agreement.

                            ARTICLE 8 FORCE MAJRURE

In the event of earthquake, typhoon, flood, fire, war, computer virus, loophole in the design of tooling software, internet system encountering hacker's invasion, change of policies or laws, and other unforeseeable or unpreventable or unavoidable event of force majeure, which directly prevents a Party from performing this Agreement or performing the same on the agreed condition, the Party encountering such a force majeure event shall forthwith issue a notice by a facsimile and, within thirty (30) days, present the documents proving the details of such force majeure event and the reasons for which this Agreement is unable to be performed or is required to be postponed in its performance, and such proving documents shall be issued by the notary office of the area where such force majeure event takes place. The Parties shall consult each other and decide whether this Agreement shall be waived in part or postponed in its performance with regard to the extent of impact of such force majeure event on the performance of this Agreement. No Party shall be liable to compensate for the economic losses brought to the other Party by the force majeure event.

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                            ARTICLE 9 MISCELLANEOUS

9.1 This Agreement shall be prepared in the Chinese language in two (2) original copies, with each involved party holding one (1) copy thereof.

9.2 The formation, validity, execution, amendment, interpretation and termination of this Agreement shall be subject to the PRC Laws.

9.3 Any disputes arising hereunder and in connection herewith shall be settled through consultations between the Parties, and if the Parties cannot reach an agreement regarding such disputes within thirty(30) days of their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Branch for arbitration in Shanghai in accordance with the arbitration rules of such Commission, and the arbitration award shall be final and binding on the Parties involved in such dispute.

9.4 Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies by such Party.

9.5 Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (the "PARTY'S RIGHTS") shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party's Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party's Rights.

9.6 Each Party to this Agreement shall respectively bear the expense result from this Agreement or incurred during the transaction under this Agreement.

9.7 Regardless of the Closing, all the provisions of this Agreement shall remain completely effective, unless the obligation under such provisions has been fully performed upon the Closing.

9.8 Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

9.9 Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

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9.10  Without prior written consent by the other Party, any Party shall not transfer to any third party any of its right and/or obligation under this Agreement.

                   [THE REMAINDER OF THIS PAGE IS LEFT BLANK]

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     [THIS PAGE IS THE EXECUTION PAGE OF THE TECHNOLOGY TRANSFER AGREEMENT]

IN WITNESS HEREOF, the Parties have caused this Technology Transfer Agreement to be executed in the place and on the date which expressed in the first page herein.

TRANSFEROR: FOCUS MEDIA DIGITAL INFORMATIONAL TECHNOLOGY (SHANGHAI) CO., LTD.
(Chop)

Sign: /s/ Jason Nanchun Jiang
      -----------------------
Authorized Representative: Jason Nanchun Jiang

TRANSFEREE: SHANGHAI NEW FOCUS MEDIA ADVERTISEMENT CO., LTD.
(Chop)

Sign: /s/ Jason Nanchun Jiang
           -----------------------
Authorized Representative: Jason Nanchun Jiang

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                                   SCHEDULE I

                                    WARRANTY

ARTICLE 1   COMPANY BUSINESS

1.1 The Transferor is a limited company duly incorporated under PRC laws and is validly existing, is not subject to any order or claim or resolution passed from the liquidator, and its assets has not been detained, enforced or in the process of enforcement. No indebtedness shall be repaid by the Transferor; no one has appointed receiver or administrator in respect of all or part of the business and the assets of the Transferor; nor does any order have been made in relation to such appointment.

1.2 The Transferor has the power to execute, deliver and perform this Agreement and has carried out necessary activities to authorize such execute, deliver and perform. This Agreement creates the legal, effective and binding obligation to the Transferor, and such obligation is enforceable pursuant to this Agreement.

ARTICLE 2    ASSETS

2.1 The Transferor has good and tradable ownership to the Transfer Assets, all the Transfer Assets are free from any restriction of rights, third party rights, and free from any payment obligation under lease agreement and financial lease agreement, sell on credit agreement, delay or documentary sale agreement, or free from other same rights or rights similar to the rights above.

2.2 The use or transfer of the Transfer Assets will not in conflict with any laws, regulations or other legally enforceable requirements.

2.3 In terms of the Transfer Assets, the Transferor or any other third party (the Transferor might be liable on the third party's behalf for its activity or breach) do not carry out any activity which violates the criminal law or infringe the rights of others, nor do those activity violate any other laws, regulations or other legally enforceable requirements.

2.4 The Transferor is not subject to any investigation or inquiry by the governmental institution and does not aware of any fact which will lead to such investigation or inquiry.

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2.5   No agreement or arrangement will restrict or negatively affect the transaction under this Agreement or affect the ownership or the use or the disposal of the Transfer Assets by the transferee.

2.6 After the Closing, the Transferee can obtain the property rights of the Transfer Assets which is complete and good and free from the third party's restriction.

ARTICLE 3   INTELLECTUAL PROPERTY RIGHT

3.1 The Transferor legally holds the title to the intellectual property right to the Transfer Assets, and has carries out reasonable and feasible measures to preserve such intellectual property right from infringing;

3.2 There is no third party right upon the intellectual property right to the Transfer Assets; the transfer of such intellectual property right pursuant to this Agreement will not infringe any other intellectual property right of the third party or other legal interest of the third party.

ARTICLE 4   ACCURACY OF THE INFORMATION PROVIDED HEREIN

4.1 All the information contains in the context and schedule of this Agreement is true and is not misleading in any respect.

4.2 The written information provided by the Transferor or its professional consultant in respect of the assets and business is true and accurate currently and at the time of such providing.

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